Exhibit 10.1

LEASE AGREEMENT

198 Van Buren Street

Herndon, Virginia

THIS LEASE AGREEMENT (hereinafter referred to as this "Lease") dated January 6, 2023, is made and entered into by and between Thorium LLC, a Delaware limited liability company, (hereinafter referred to as "Landlord"), having an office for purposes of notices hereunder at 1627 K Street, NW, Washington, D.C. 20006 and Cogent Communications, Inc. a Delaware corporation (hereinafter referred to as "Tenant"), having an office for purposes of notices hereunder at 2450 N Street, N.W., 4th Floor, Washington, D.C., 20037

WITNESETH:

That for and in consideration of the rentals hereinafter reserved and of the mutual covenants and agreements hereinafter set forth, Landlord and Tenant hereby agree as follows:

CERTAIN DEFINITIONS

1.               As used in this Lease, the following terms shall have the following meanings:

(a)                Building. The land, office building, and appurtenant improvements, located at 198 Van Buren Street, Herndon, Virginia 20170 (the “Building”).

(b)                Demised Premises. The net rentable area of the Demised Premises shall be approximately Fifty Four Thousand Eight Hundred and Three (54,803) square feet of space, Suite 300 and 400, as shown on Exhibit A attached hereto ( 27,406 square feet in Suite 300 and 27,397 square feet in Suite 400).

(c)                Lease Term. A period of five (5) years (the "Lease Term", commencing on a date which Landlord and Tenant intend to be the latter of (a) March 1, 2023; or (b) commencement of the actual occupancy of the Demised Premises by Tenant hereinafter defined as the "Commencement Date") and expiring at midnight on fifth year anniversary of the Commencement Date hereinafter referred to as the "Expiration Date").

(d)                Fixed Annual Rent. During the Lease Term, the aggregate amount of Fixed Annual Rent due Landlord from Tenant shall be One Million Two Hundred Five Thousand Six Hundred Sixty Six and 00/100 Dollars ($1,205,666.00) per Annum (hereinafter referred to as the “Fixed Annual Rent”) computed on the basis of Twenty Two and 00/100 Dollars ($22.00) per year per square foot of space. The fixed Annual Rent due during the Lease Term shall be payable in advance, without demand, notice, reduction, or setoff, in equal monthly installments of One Hundred Thousand Four Hundred and Seventy Two and 17/100 Dollars ($ 100,472.17) (hereinafter referred to as the "Fixed Monthly Rent").

(e)                Building Rentable Area. The total rentable area in the Building, as determined in accordance with the Building Owners and Managers Association (BOMA) standard method of measurement, is agreed to be 103,410 square feet.

(f)                 Tenant’s Operating Expense Percentage. Fifty Three percent (53.00%) being the proportion that the square footage of the Demised Premises which is specified above bears to the Building Rentable Area, hereafter "Tenant's Operating Expense Percentage".

(g)                Agent. The agent, if any, designated by Landlord from time to time for management of the Building and collection of the sums due hereunder, or any successor thereto appointed by Landlord. Tenant shall receive written notice of the appointment of, or any change in, the Agent.

(h)                Lease Year. The first Lease year during the Lease Term shall be the period commencing at midnight on the day immediately preceding the Commencement Date and terminating at midnight on the last day of the twelfth (12th) full calendar month thereafter. Each subsequent Lease Year during the Lease Term shall commence on the day immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year during the Lease Term shall terminate on the date that this Lease expires or is terminated.

DEMISING CLAUSE

2.               Landlord does hereby lease and demise the Demised Premises to Tenant, and Tenant does hereby hire, lease and take the Demised Premises from Landlord, for the Lease Term and upon the covenants and conditions herein set forth.

TERM

3.               The term of this Lease shall be the Lease Term defined in Section 1(c) above. Tenant hereby covenants and agrees to accept the Demised Premises on the Commencement Date and to surrender possession thereof on the Expiration Date or upon any other termination of this Lease.

RENT

4.               The Tenant covenants and agrees to pay rent to Landlord for use of the Demised Premises, without notice or demand from Landlord and without deduction, setoff, or counterclaim by Tenant, except as otherwise set forth herein, as follows:

(a)                The Tenant shall pay to the Landlord the Fixed Annual Rent (as defined above) without deduction or set off in equal monthly installments of the Fixed Monthly Rent (as defined above) in advance, the first installment of which is due and payable upon the Commencement Date of this Lease, with subsequent installments due and payable on the first day of each calendar month thereafter until the total rent provided for herein is fully paid. If the Commencement Date is a day other than the first day of the month, all rent shall be equal to the prorated portion of the rent for the current calendar month of the Lease Term. The Tenant shall pay said rent and other amounts due hereunder to Landlord though an electronic funds transfer directly into the bank account specified by Landlord. Landlord shall enroll with Tenant's electronic fund payment processor by using the link located at www.cogentco.com/eft. If Landlord shall at any time accept a payment of rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions or be construed as a waiver of any of Landlord's rights hereunder with respect to such late payment.

(b)                If any installment of rent accruing hereunder or other sums payable hereunder shall not be paid within ten (10) days of the due date, the rental and such other sums shall be increased, without affecting any of the Landlord's other rights under this Lease, by a late rental charge equal to five percent (5%) of the delinquent installment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

(c)                Tenant's obligation to pay any rents reserved and other amounts payable hereunder which have not been fully liquidated and established as of the Expiration Date or other termination of this Lease shall survive termination hereof.

ADDITIONAL RENT

5.0           Definitions. For purposes of this Section 5, the following terms shall have the meanings hereinafter set forth:

(a)        "Tenant's Share" shall mean that proportion which the rentable floor area of Tenant's Premises bears to the total rentable floor area of the Building; i.e., 54,803 square feet divided by 103,410 square feet or 53%.

(b)        "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Real Property and Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease.  Real Estate Taxes shall not include franchise or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax.  Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

(c)        "Operating Expenses" shall mean the total of all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and the Real Property, including, without limitation (i) the cost of air conditioning, electricity, steam, heating, gas, mechanical, ventilating, and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs and general maintenance and cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (v) fees, charges and other costs, including Landlord's reasonable management fees, consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord in connection with the Building and the Real Property, (vi) the cost of supplying, replacing and cleaning employee uniforms, (vii) the cost of any capital improvements made to the Building and the Real Property as a labor-saving device or to effect other economies in the operation or maintenance of the Building and the Real Property, or made to the Building and the Real Property after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Building and the Real Property as of the date hereof, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (viii) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintenance and repairing the Building and the Real Property.

(d)       If during all or part of any calendar year, Landlord shall not furnish any particular item of work or service that would be included in the Operating Expenses to ninety-five percent (95%) of the rentable area of the Building because less than ninety-five percent (95%) of the Building is occupied or any other tenant is itself obtaining and providing such item of work or service, then an adjustment shall be made in the Operating Expenses for such calendar year so that the Tenant's Share of the Operating Expenses for such calendar year shall be increased to the amount that Landlord determines are reasonably attributable to the Tenant's use of the Demised Premises.

(e)        Operating Expenses shall exclude (i) costs attributable to specific tenants, which are recovered from those tenants, (ii) the cost of any capital improvements except those stated in subparagraph 5.1(c)(vii), (iii) interest and principal payments on mortgages, (iv) costs of tenant’s improvements, (v) real estate brokers commissions and (vi) any service that is provided to another tenant in the Building but not Tenant.

(f)        "Monthly Expenses" with respect to each calendar month during the Term shall mean one-twelfth (1/12) of the total Real Estate Taxes and Operating Expenses for the calendar year in which such month occurs.

5.1     Payment of Tenant's Share of Increases.

Tenant shall pay as “Additional Rent” Tenant’s Share of any increases in Operating Expenses and Real Estate Taxes over the “Base Year”. The Base Year shall be the calendar year 2023.

5.2     Excessive Increase in Operating Expenses Occasioned by Tenant.

(a)        Notwithstanding anything to the contrary in this Lease, in the event Tenant installs or operates any heavy duty mechanical or electrical equipment, including auxiliary cooling equipment, in the Demised Premises or conducts any business or undertakes any activities in the Demised Premises which causes Operating Expenses to otherwise increase by an excessive amount under the facts and circumstances, Tenant shall be solely responsible for the costs of any excess electrical consumption or other charges that may be occasioned thereby, in which event, the charges attributable to such excess electrical consumption or other charges shall not be considered an Operating Expense or allocated pro rata among the tenants of the Building but shall instead be added to and payable on a monthly basis as Additional Rent of the Tenant.

(b)        The total average consumption of electricity, including lighting, in excess of three and one half (3-1/2) watts per square foot for the Demised Premises shall be deemed excessive.  Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

 (c)        Landlord may require that one or more separate meters be installed to record the consumption or use of electricity or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use.  The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant.  Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company.  If Tenant's cost of electricity based on meter readings is to be paid to Landlord it shall be at the same rate as charged to Landlord by the utility company. In addition, in the event that Tenant's power usage is directly metered, Tenant shall only be responsible for Tenant's Operating Expense Percentage of electricity for the common areas of the Building and all other costs of electricity will be excluded from Operating Expenses when calculating additional rent pursuant to this Section 5.

5.3     Payment of Additional Rent. Landlord shall from time to time deliver to Tenant a written notice or notices ("Projection Notice") setting forth Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Real Estate Taxes and Operating Expenses with respect to the current calendar year. On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord on account one-twelfth of the amount of Tenant's Share of the Projections as shown in the Projection Notice. Following the end of each calendar year and after Landlord shall have determined the actual amount of Real Estate Taxes and Operating Expenses for such calendar year, Landlord shall notify Tenant in writing of Tenant's Share of such Real Estate Taxes and Operating Expenses. If Tenant's Share of such Real Estate Taxes and Operating Expenses exceeds the respective amounts paid for such calendar year by Tenant, Tenant shall, within thirty (30) days after the date of Landlord's notice, pay to Landlord an amount equal to such excess. If the said amounts paid for such calendar year by Tenant exceed Tenant's Share of such Real Estate Taxes and Operating Expenses, then Landlord shall credit such excess to Rent payable after the date of Landlord's notice until such excess has been exhausted. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the calendar year in which the Lease expires. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or to pay to Tenant by reason of this Section 5.3.

USE:       ASSIGNMENT AND SUBLETTING

6.          (a) Tenant will use and occupy the Demised Premises solely for general office purposes and operations of network operations center in accordance with applicable zoning regulations. The Demised Premises will not be used for any other purpose whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant will not use or occupy the Demised Premises for any unlawful, disorderly, or extra-hazardous purpose and will comply with all present and future laws, ordinances, regulations and orders of governmental entities having jurisdiction over the Demised Premises or the operation thereof.

(b) Tenant (i) will not assign, transfer, mortgage, or encumber this Lease without the prior written approval of Landlord, in its sole discretion, and (ii) will not sublet or rent (or permit occupancy or use of) the Demised Premises or any part thereof, without the prior written consent of Landlord as to each prospective sublessee, or other transferee, which consent shall not be unreasonably withheld in the case of a sublease or other transfer pursuant to which Tenant remains obligated to Landlord hereunder. It is expressly agreed that Tenant shall have the right to sublet, sub rent or permit the use and occupancy of all or any part of the Demised Premises, provided that Tenant furnishes written notice thereof to Landlord, Tenant remains fully obligated to Landlord's consent, not to be unreasonably withheld or delayed. No such assignment, transfer, or subletting shall be effectuated by operation of law or otherwise without the prior written consent of Landlord given in accordance with the provisions of this Section 6(b). Tenant hereby agrees that Landlord shall have the absolute right, without compensation to or subsequent consent from Tenant, to deal directly with and to relet such portion (including all) of the Demised Premises for Landlord's own account to any prospective assignee, sublessee, or other transferee of tenant; provided, however, that Landlord shall release Tenant from its obligations hereunder to the extent that Landlord relets the Demised Premises to any such party. No consent by Landlord to any assignment, transfer, or subletting shall be construed as a waiver or release of Tenant from any of the terms of conditions of this Lease or from the requirement of again obtaining Landlord's consent to any further assignment, transfer, or subletting unless such consent of Landlord expressly so states. For the purposes of this Lease, the following events (whether accomplished in one transaction or a series of transactions) shall be deemed to be a subletting, transfer or assignment of the Demised Premises or of this Lease: (i) any sale, transfer or other conveyance of stock or voting rights, or creation of new stock or voting rights, so as to alter or transfer effective control of a corporate tenant; or {ii) a conveyance or transfer of partnership interests, or the creation of new partnership interests, so as to alter or transfer effective control of a tenant which is a general or limited partnership. Notwithstanding the above, Tenant shall have the right to assign this Lease, without the consent of Landlord, to any entity which succeeds to substantially all of Tenant's assets through sale, merger or otherwise.

ALTERATIONS

7.            (a)                     Tenant shall not make any structural alterations, improvements, or additions to the Demised Premises without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All alterations and improvements made by Tenant shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of the Landlord, unless the Landlord shall, prior to termination of this Lease, provide written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and/or additions and restore the Demised Premises to the same good order and condition in which it was at the commencement of this Lease. If Tenant fails to do so, Landlord may do so, collecting at Landlord's option for the costs and expenses thereof from Tenant as additional rent.

(b)                    If, notwithstanding the foregoing, any mechanic's lien is filed against the Demised Premises, or the real property of which the Demised Premises are a part, for work claimed to have been done for Tenant or materials claimed to have been furnished to Tenant, then such mechanic's lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's lien, Landlord may (at its option) discharge the same and treat the cost thereof as additional rent payable with the installment of Fixed Monthly Rent next becoming due, but such discharge by Landlord shall not be deemed to waive or cure the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, liens, claims or damages to person or property which may arise by reason of the making of any such alterations, decorations, additions or improvements.

(c)                If any such major alteration, addition or improvement is made without the prior written consent of Landlord, Landlord shall, upon being notified of such work, either consent to, or notify, Tenant in writing to correct or remove the same, and if within ten (10) business days of receipt of said notice, Tenant fails to so correct or remove the same, Tenant shall be liable for any and all expenses incurred by Landlord in so doing. Any permitted alterations, additions for improvements shall conform to all requirements and regulations of applicable codes and regulations of any Board of Fire Underwriters having jurisdiction.

(d)                All alterations, additions or improvements in or to the Demised Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof upon the expiration or other termination of this Lease without disturbance, or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration or other termination of this Lease, all trade fixtures, movable furniture, furnishings or equipment installed in the Demised Premises at Tenant's expense. If such property of Tenant is not removed by Tenant prior to the expiration or other termination of this Lease, then Landlord shall have the right to remove and store the same at Tenant's expense; and if such property is not removed within five (5) days after delivery of written notice to Tenant that such property has not been removed despite termination of this Lease, then the same shall become the property of Landlord and shall be surrendered with the Demised Premises as a part thereof.

TENANT'S EQUIPMENT AND OPERATIONS

8.           (a) Tenant shall not conduct or permit the conduct of any activity, or place any equipment or materials in or about the Demised Premises, which will in any way either (i) increase the rate of fire or other insurance on the Building; (ii) injure, obstruct or interfere with the rights of other tenants or other persons having business at the Building; or (iii) conflict with the applicable local, state, or federal fire or other laws of regulations. If any increase in the rate of fire or other insurance shall be stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant's activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity, materials or equipment, and as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefore.

(b) Landlord shall allow Tenant to arrange and complete fiber optic cable connections with telecommunications public utilities or third parties for connection to fiber optic cable in public streets, utilities, or adjacent property for the operations of Tenant in the Building, and Landlord shall cooperate, to the extent any cooperation is required, with Tenant and such public utilities or third parties to facilitate such connections. Such cooperation shall include permitting such public utility or third parties or Tenant to install cable and/or conduit from Landlord's property line through the Building minimum point of entry to the Demised Premises and installing a fiber distribution panel for such connections, including such agreements as are necessary to facilitate such installations and connections. Tenant and/or Tenant's third-party provider shall bear all expenses of such installation. Landlord agrees that there shall be no additional charge, other than as provided in this Lease, for such installation and operation.

(c) Tenant shall have the non-exclusive right to make its telecommunications services available to tenants, subtenants and other occupants of the Building which shall include the installation of a riser distribution system. Tenant shall submit plans to Landlord, prior to installation, of such riser distribution system for approval which shall not be unreasonably withheld, conditioned or delayed. There shall be no charge for such rights granted to Tenant. For clarity, such installation by Tenant and/or Tenant’s third-party provider shall not negatively impact or impede the use of and/or enjoyment of telecommunications currently installed in or about the Building and utilized by other tenants in the Building.

MAINTENANCE BY TENANT: DAMAGE TO PREMISES

9.                   (a) Except as otherwise provided in this Lease, Tenant hereby accepts the Demised Premises in its condition existing on the commencement date of the Lease, subject to all applicable zoning, municipal, county and state laws, ordinances, rules and regulations governing and regulating the use of the Demised Premises. Property is leased in "AS-IS" condition.

Tenant shall keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition; shall take good care of the suffer no waste or injury thereto; and shall, at the expiration or other termination of this Lease, surrender the same broom clean in the same order and condition in which they are on the Commencement Date, ordinary wear and tear and damage by the elements, fire and other casualty not due to Tenant's negligence excepted. Tenant shall immediately notify Landlord of, and Tenant shall repair, at Tenant's sole expense (i) any damage to the Building or the Demised Premises which is caused by moving Tenant's property into or out of the Building and/or the Demised Premises; (ii) any breakage caused by Tenant, its agents, servants, employees, and business invitees of Tenant; and (iii) any damage caused by fire or other casualty due to the negligence of Tenant, its agents, servants, employees, and business invitees; provided that all such repairs which are structural in nature, or which affect portions of the Building other than the Demised Premises, shall be performed by Landlord (at the expense of Tenant). If Tenant fails to make such repairs promptly after the receipt of a written request from Landlord, Landlord shall have the right to make necessary repairs, alterations, and replacements. Any charge or cost incurred by Landlord in making repairs for which Tenant is liable shall be paid by Tenant as additional rent due and payable with the installment of Fixed Monthly Rent (or applicable renewal rent payment, if any) next falling due. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in such circumstances.

FURNISHINGS

10.               Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment, or fixtures located in the Demised Premises. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by the Landlord. All moving of furniture, equipment and other material shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks, drives, and grounds adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or deposited.

TENANT'S INSURANCE; WAIVER OF SUBROGATION

11.               If either party is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party, to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding of such loss, damage or liability may arise out of the negligent act or omission of the other party; provided that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy of the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its insurance policies, and shall promptly notify the other if such clause cannot be included in any such policy.

INSPECTION

12.               Upon reasonable prior written notice from the Landlord or Agent, except in the event of an emergency where no such written notice shall be required, Tenant will allow the Landlord, Agent and their agents and employees to enter the Demised Premises at all reasonable times, without charge therefor or diminution of rent, for any of the following purposes: (i) to examine, inspect or protect the Demised Premises; (ii) to prevent damage or injury to the Demised Premises or to any other portion of the Building; (iii) to make such repairs as the Landlord may deem reasonably necessary; or (iv) during the last six (6) months of the Lease Term or any renewal term provided for hereunder, to enter the Demised Premises during normal business hours to show the Demised Premises to prospective tenants so long as Landlord does not unreasonably interfere with Tenant's business operations.

ESTOPPEL CERTIFICATES

13.               At any time upon ten (10) days prior request therefor by Landlord and without charge therefore, Tenant shall execute, acknowledge and deliver to Landlord a written estoppel certificate, in recordable form, certifying the following to Landlord and any other persons designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Demised Premises, has unconditionally accepted the same, and is currently paying the rent and additional rent reserved hereunder (or such state of facts as then exists); (ii) that this Lease is unmodified and in full force and effect (or if there has been a modification, that this Lease is in full force as modified and setting forth such modifications); (iii) whether or not there are then-existing any set- offs, abatements, or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any rent or other charges have been paid in advance; (v) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); and (vi) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail).

EVENTS OF DEFAULT

14.          The occurrence of any of the following shall constitute an event of default hereunder:

(a)               Failure of Tenant to pay, within ten (10) days of written notice by Landlord any installment of the Fixed Monthly Rent hereunder or any other sum herein required to be paid by Tenant.

(b)                Vacation or desertion of the Demised Premises or permitting the same to be empty and unoccupied for more than thirty (30) days.

(c)                 Tenant's failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Tenant's failure to proceed diligently to cure such failure shall constitute an event of default.

(d)              Tenant shall become insolvent, make an assignment for benefit of creditors, make a transfer in fraud or creditors, file a petition of bankruptcy under the National Bankruptcy Act, or if an involuntary petition under said Act is filed against Tenant or if a receiver or trustee is appointed for substantially all of Tenant's assets;

(e)                 The estate created hereby shall be taken on execution or other process of law;

(f)                Landlord's failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Landlord's failure to proceed diligently to cure such failure shall constitute an event of default.

REMEDIES UPON DEFAULT: ENFORCEMENT

15.          (1) Upon the occurrence of any event of default of Tenant, Landlord may, at Landlord's sole option, exercise any or all of the following remedies, together with any such other remedies as may be available to Landlord at law or in equity:

(a)       Landlord may terminate this Lease by giving Tenant written notice of its election to do so, as of a specified date not less than fifteen (15) days after the date of the giving of such notice and this Lease shall then expire on the date so specified and Landlord shall be then entitled to immediately regain possession of the Demised Premises as if the date had been originally fixed as the expiration date of the terms of this Lease. Landlord may then re- enter upon the Demised Premises either with or without process of law and remove all persons therefrom, the statutory notice to quit or any other notice to quit being hereby expressly waived by Tenant. Tenant expressly agrees that the exercise by Landlord of the right of re- entry shall not be a bar to or prejudice in any way other legal remedies available to Landlord.

(b)                     No termination of this Lease nor any taking or recovery of possession of the Demised Premises shall deprive Landlord of any of his remedies or actions against Tenant for past or future rent, except as stated below nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Demised Premises.

(d) In the event of a default or threatened default by Tenant of any of the terms or conditions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if no specific remedies of Landlord were set forth in this Lease.

(e)                It is further provided that if, under the provisions of this Lease, default be made and a compromise and settlement shall be had thereupon, it shall not constitute a waiver of any covenant herein contained, nor of the Lease itself; and it is hereby specifically agreed that this Lease shall not merge in any judgment had upon the same if compromise or settlement be made upon said judgment prior to termination of Tenant's possession, the Lease in such event to continue by the payment of rent herein reserved, and the further performance of the covenants herein contained on the part of Tenant.

(f)      Notwithstanding anything to the contrary in this Section 15 or this Lease, in the event of Tenant's default, Landlord shall only be entitled to the amount of the rent and other charges that would be payable by Tenant as if Tenant exercised its right of early termination pursuant to Section 31 of this Lease.

(2) Upon the occurrence of any event of default of Landlord, Tenant may, at Tenant's sole option, exercise any or all such other remedies as may be available to Tenant at law or in equity, including but not limited to termination of this Lease.

LANDLORD'S RIGHT TO CURE

16.              If Tenant defaults in the performance of any of its obligations hereunder, other than its obligations to pay rent or other sums due and payable to Landlord under the terms of this Lease, and fails to cure such default(s) after notice thereof, as providing in Section 14 above, Landlord may (but shall not be required to) perform the same on behalf of Tenant, whereupon the cost to Landlord therefor, plus interest from the date paid by Landlord at the rate of eighteen percent (18%) per annum (or the maximum permissible rate under applicable law, if lesser) shall be paid by Tenant to Landlord as additional rent hereunder, due and payable with the installment of Fixed Monthly Rent or other applicable rental payment, if any, next falling due; provided, however, that such performance by Landlord shall not operate to cure such default or to stop Landlord from pursuing of any remedy to which Landlord would otherwise be entitled.

TENANT HOLDING OVER

17.               Tenant shall surrender possession of the Demised Premises, broom clean, upon expiration or other termination of this Lease. If Tenant shall continue to remain in possession of the Demised Premises after the expiration or other termination of this Lease with the knowledge and consent of Landlord, then the following provisions shall apply: (i) Tenant shall automatically become a tenant by the month at the Fixed Monthly Rent (as adjusted), or other applicable rental payment, for the initial thirty (30} days of such holdover period; and otherwise on all of the terms and provisions hereof; (ii) said monthly tenancy shall commence with the first day following the end of the Lease Term; (iii) Tenant shall be required to give Landlord at least thirty (30) days written notice of any intention to quit; and (iv) Tenant shall be entitled to thirty (30) days written notice to quit, except that in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing, however, if Tenant shall hold over after the expiration or termination of this Lease and Landlord desires to regain possession of the Demised Premises promptly at the expiration thereof, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord may elect to re-enter forthwith and take possession of the Demised Premises without process, or by any legal process permitted under applicable law.

SERVICES AND FITNESS FACILITY

18.               (a) Landlord will include as a standard operating feature of the Building an unstaffed fitness facility located at 196 Van Buren Street, Herndon, Virginia 20170 (“196 Van Buren”) during normal operating hours for non-exclusive use by Tenant. All proportional costs of operating and maintaining the fitness facility (but not the purchase of the fitness equipment) shall be included in the Operating Expenses (costs to be split evenly between the Building and 196 Van Buren), provided that any income received from use of the fitness center shall be deducted from the Operating Expenses. In addition, if Landlord determines in its sole and absolute discretion that the fitness facility shall be staffed, all costs associated therewith shall be included in the Operating Expenses; provided however, that if such decision is made after the Base Year, then Landlord shall adjust operating expenses for the Base Year to include 12 months of staffing costs for such year. Tenants and their employees who maintain offices in the Building or 196 Van Buren Street shall be entitled to use the fitness facility, at their own risk and in accordance with the rules related thereto provided by Landlord from time to time, and, with regard to the fitness facility, Tenant and their employees shall provide any certificates of waiver and/or indemnities as Landlord may reasonably request from time to time.

(b) Except for direct metering of electricity (as described in Section 5.2(c) above), if any, Tenant, during the term of this Lease, shall not pay for its own gas, water, electricity, sewer, refuse disposal, and all other utility services used by it on the Premises. In no event will such utilities include the cost of any capital improvement. Tenant will during the term of the lease pay for its own telephone usage.

LANDLORD'S LIABILITY

19.               Landlord and Agent assume no liability or responsibility whatever with respect to the operation of Tenant's business in the Demised Premises or with respect to any loss or damage (or whatever kind and however caused) to the personal property documents, records, monies, or goods of Tenant or to anyone in or about the Demised Premises by consent of Tenant; and the Tenant agrees to hold the Landlord and Agent harmless against all such claims.

CONDEMNATION

20.          (a) If the whole of the demised Premises shall be taken by any governmental or quasi- governmental authority under the power of condemnation, eminent domain, or expropriation, or in the event of conveyance in lieu thereof, the term of the Lease shall cease as of the day possession shall be taken by the governmental authority, and the entire award shall be the property of the Landlord, except for the value of any fixtures or equipment installed by Tenant.

(b) In the event there in any taking by governmental or quasi-governmental authority of a portion of the Demised Premises which does not seriously and adversely affect the ability of the Tenant to conduct its business on the Demised Premises, the Lease shall remain in full force and effect, and the Tenant's rent shall be equitably adjusted based on the reduction in area of the Demised Premises.

LIABILITY INSURANCE

21.               At all times during the term hereof, or any extension thereof, Tenant, at its own expense, shall maintain and keep in force for the mutual benefit of Landlord and Tenant, general public liability insurance against claims for personal injury, death or property damage occurring in or about the Demised Premises or sidewalks or areas adjacent to the Demised Premises to afford protection to the limit of not less than One Million Dollars and N0/100 ($1,000,000.00) with respect to injury or death of a single person, or any accident, and to the limit of not less than One Million Dollars and N0/100 ($1,000,000.00) with respect to property damage. The policy or policies shall name the Landlord as an additional insured. In order to evidence the coverage in effect, the Tenant shall provide the Landlord with a Certificate of Insurance, and Tenant will notify Landlord in writing at least ten (10) days prior to cancellation or nonrenewal of any such policies.

INDEMNIFICATION AND WAIVER OF DAMAGES

22.         (a) Except for such intentional or negligent acts, Tenant shall indemnify and save Landlord harmless from and against any and all liability, claims, damages, penalties or judgments arising from or in any way connected with injury to person or property sustained by action, in and about the Demised Premises, in custody and control of Tenant during the term of this Lease. If Landlord shall, without fault of its own, be made a part of any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

(b)       In no event shall either party be liable to the other for any incidental, punitive, or consequential damages of any nature whatsoever, including lost profits or revenues, regardless of the foreseeability thereof or whether a party notifies the other of the possibility thereof.

BINDING EFFECT

23.               It is agreed that this Lease shall be binding upon and inure to the benefits of the Landlord and Tenant and their successors and assigns. Subject to any provisions hereof, restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Virginia.

RIGHTS OF MORTGAGEE

24.          Mortgagee shall have the following rights:

(a)                   Any notice required to be given to the Landlord by the Tenant shall be given as well, in the same manner to the Mortgagee.

(b)                    In the event that Tenant shall have any excuse from paying rent or right to set off its expenses from the rent as a result of any default by the Landlord or shall have any expense from the performance of any obligation imposed upon Tenant by the terms of this Lease, then and in such event the Tenant shall give notice of its intended exercise of such right in the manner provided for herein to the Mortgagee and thereafter the Mortgagee shall have the right but not the obligation to cure said defaults within the time provided for cure of the same as set forth in this Lease.

(c)                   Upon the request of the Mortgagee, the Tenant will furnish an Estoppel Certificate certifying to the rent paid and to be paid, the remaining term of the Lease, the existence of defaults of the Landlord, if any, and such other information concerning this tenancy as Mortgagee may from time to time require.

LEGAL FEES

25.               If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the Court.

TENANT IMPROVEMENTS

26.               Landlord hereby grants unto Tenant the right to install improvements, all of which shall be installed at the sole cost and expense of Tenant. All such improvements shall be installed in a good workmanlike manner, and Tenant shall indemnify and save harmless Landlord from any liability of any kind in connection with the installation of said improvements.

PARKING

27.                  Landlord shall make available on a first come first serve basis 167 parking spaces at the Building for use as designated by Tenant. The rent for each space shall be $0 per month.

FINAL AND ENTIRE AGREEMENT

28.               This Lease contains the final and entire agreement between the parties, and they shall not be bound by any terms, conditions or representations not contained herein.

ADDENDUM

29.               The provisions of any Addendum hereto attached and signed by the parties shall be considered part of this Lease.

NOTICES

30.               All notices required under this Lease shall be given in writing and shall be deemed to be properly served if sent by certified or registered mail to the following addresses:

TO LANDLORD:

Thorium LLC

1627 K Street, NW,

Washington, D.C. 20006

TO TENANT:

Cogent Communications, Inc.

2450 N Street, N.W.

Washington, D.C. 20037

Attn: Thaddeus G. Weed - CFO

with copy to: General Counsel

TERMINATION OF LEASE

31.               Tenant may without penalty at any time terminate the lease of space pursuant to this Lease upon sixty (60) days written notice. Upon the effective date of any such termination Tenant shall no longer be obligated to pay rent or other charges and any advance rent payments or other charges shall be refunded to Tenant based on proration through the date of termination.

MISCELLANEOUS

32.               This Lease cannot be changed orally, but only by a writing signed by the party or parties to be charged thereby. The invalidity or illegality of any provision of this Lease shall not affect the validity of the other provisions hereof. The captions and headings contained herein are for reference and convenience only. Each of the parties hereto hereby warrants and certifies to the other that it has full power and authority to enter into this Lease; each individual executing this Lease certified to the other party hereto that he or she has the right, power, capacity and authority to bind the entity on whose behalf he or she is executing the Lease. If Tenant is more than one person or entity the persons or entities comprising Tenant shall be jointly and severally liable hereunder. This Lease may be executed in multiple original counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The submission of this Lease to Tenant for examination shall not constitute a reservation of or an option to rent the Demised Premises; this Lease shall become effective and binding on Landlord only upon full execution hereof by Landlord.

ADDITIONAL PROVISIONS

33. Landlord's work shall include new carpet and paint within the Demised Premises to be completed prior to the commencement of this Lease and shall be at Landlord's sole cost and expense. Tenant and Landlord shall work together to agree on the type and color of the paint and carpet.

IN WITNESS WHEREOF, the parties and this Lease on the date first herein above written.

IN WITNESS WHEREOF, the parties have signed this Lease Agreement on the date first herein above written.

LANDLORD: Thorium LLC		TENANT: Cogent Communications, Inc.

By:	/s/ David Schaeffer	By:	/s/ Thadddeus G. Weed
	David Schaeffer		Thaddeus G. Weed, CFO

Date: January 6, 2023		Date: January 6, 2023